SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                   FORM 8-A/A
                                 AMENDMENT NO. 1
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           VANGUARD SPECIALIZED FUNDS
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


STATE OF DELAWARE                             SEE BELOW
-------------------------                     ---------------------------
(STATE OF INCORPORATION OF ORGANIZATION)      (IRS EMPLOYER
                                              IDENTIFICATION NO.)

C/O         VANGUARD SPECIALIZED FUNDS        19482
            P.O. BOX 2600 VALLEY FORGE, PA    (ZIP CODE)
--------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:      Exchange              I.R.S. Employer
                                                           Identification Number

Vanguard REIT ETF Shares                   American Stock Exchange    23-2834924
Vanguard Dividend Appreciation
  ETF Shares                               American Stock Exchange    20-3584332

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 2-88116

     Securities to be registered pursuant to Section 12(g) of the Act: None


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Reference is made to the Registrant's Post-Effective Amendment Nos. 62 and 65 (for Vanguard REIT ETF Shares) and Post-Effective Nos. 61 and 64 (for Vanguard Dividend Appreciation ETF Shares) to the Registration Statement on Form N-1A (Securities Act file number 2-88116 and Investment Company Act file number 811-3916, respectively (collectively, the "Registration Statement")), which is incorporated herein by reference, and the Supplement to Registrant's Prospectus, filed July 5, 2006.

     The purpose of this amendment is to update the name of the exchange-traded share class.

ITEM 2. EXHIBITS

1. Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

2. Registrant's Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

3. Form of Global Certificate for the Registrant's Securities is filed herewith.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                      VANGUARD SPECIALIZED FUNDS


DATE: July 5, 2006                    By: /s/ Heidi Stam
                                          --------------

                                      Heidi Stam
                                      Secretary